CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-60999) pertaining to the Price Enterprises 1995 Combined Stock Grant and Stock Option Plan and the Price Enterprises Directors' 1995 Stock Option Plan of our report dated October 16, 1997, with respect to the consolidated financial statements and schedule of Price Enterprises, Inc. included in the Annual Report (Form 10-K) for the year ended August 31, 1997, filed with the Securities and Exchange Commission.



                                        /s/ ERNST & YOUNG LLP



San Diego, California
November 26, 1997